                                  EXHIBIT 4.15

                                REMEDYTEMP, INC.

                                       and

                        [____________], AS WARRANT AGENT

                             FORM OF PREFERRED STOCK

                                WARRANT AGREEMENT

                                   DATED AS OF

                                 [------------]

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                                TABLE OF CONTENTS

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ARTICLE 1             ISSUANCE OF WARRANTS AND EXECUTION AND
                      DELIVERY OF WARRANT CERTIFICATES.........................................................  1

         1.1          Issuance of Warrants.....................................................................  1

         1.2          Execution and Delivery of Warrant Certificates...........................................  1

         1.3          Issuance of Warrant Certificates.........................................................  2

ARTICLE 2             WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS.........................................  3

         2.1          Warrant Price............................................................................  3

         2.2          Duration of Warrants.....................................................................  3

         2.3          Exercise of Warrants.....................................................................  3

ARTICLE 3             OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES...................  4

         3.1          No Rights as Warrant Securityholder Conferred by Warrants or
                      Warrant Certificates.....................................................................  4

         3.2          Lost, Stolen, Mutilated or Destroyed Warrant Certificates................................  4

         3.3          Holder of Warrant Certificate May Enforce Rights.........................................  5

         3.4          Adjustments..............................................................................  5

         3.5          Notice to Warrantholders.................................................................  8

         3.6          [If the Warrants are subject to acceleration by the Company, insert--Acceleration of
                      Warrants by the Company].................................................................  8

ARTICLE 4             EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES............................................ 10

         4.1          Exchange and Transfer of Warrant Certificates............................................ 10

         4.2          Treatment of Holders of Warrant Certificates............................................. 10

         4.3          Cancellation of Warrant Certificates..................................................... 11

ARTICLE 5             CONCERNING THE WARRANT AGENT............................................................. 11

         5.1          Warrant Agent............................................................................ 11
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         5.2          Conditions of Warrant Agent's Obligations................................................ 11

         5.3          Resignation, Removal and Appointment of Successor........................................ 13

ARTICLE 6             MISCELLANEOUS............................................................................ 14

         6.1          Amendment................................................................................ 14

         6.2          Notices and Demands to the Company and Warrant Agent..................................... 14

         6.3          Addresses................................................................................ 14

         6.4          Governing Law............................................................................ 14

         6.5          Delivery of Prospectus................................................................... 15

         6.6          Obtaining of Governmental Approvals...................................................... 15

         6.7          Persons Having Rights Under Warrant Agreement............................................ 15

         6.8          Headings................................................................................. 15

         6.9          Counterparts............................................................................. 15

         6.10         Inspection of Agreement.................................................................. 15
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

                                REMEDYTEMP, INC.
                    Form of Preferred Stock Warrant Agreement

         PREFERRED STOCK WARRANT AGREEMENT, dated as of _________ between REMEDYTEMP, INC., a California corporation (the "COMPANY") and ____________, a [corporation] [national banking association] organized and existing under the laws of ____________ and having a corporate trust office in ________________, as warrant agent (the "WARRANT AGENT").

         WHEREAS, the Company proposes to sell [if Warrants are sold with other securities--[title of such other securities being offered] (the "OTHER SECURITIES") with] warrant certificates evidencing one or more warrants (the "WARRANTS" or, individually, a "WARRANT") representing the right to purchase [title of Preferred Stock purchasable through exercise of Warrants] (the "WARRANT SECURITIES"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "WARRANT CERTIFICATES"; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, registered, transferred, exchanged, exercised and replaced;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

         1.1 ISSUANCE OF WARRANTS. [If Warrants alone--Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If Other Securities and Warrants--Warrants shall be [initially] issued in connection with the issuance of the Other Securities [but shall be separately transferable on and after ____________ (the "DETACHABLE DATE")] [and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Warrant Security. [If Other Securities and Warrants--Warrant Certificates shall be initially issued in units with the Other Securities and each Warrant Certificate included in such a unit shall evidence ________________Warrants for each [$ __________ principal amount] [ ____________ shares] of Other Securities included in such unit.]

         1.2 EXECUTION AND DELIVERY OF WARRANT CERTIFICATES. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated the date of its countersignature by the Warrant Agent and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by any of its present or future chief executive officers, presidents, senior vice presidents, vice presidents, chief financial officers, chief legal officers, treasurers, assistant treasurers, controllers, assistant controllers, secretaries or assistant secretaries under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

         In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

         The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [If Other Securities and Warrants are not immediately detachable--or upon the registration of the Other Securities prior to the Detachable Date. Prior to the Detachable Date, the Company will, or will cause the registrar of the Other Securities to, make available at all times to the Warrant Agent such information as to holders of the Other Securities as may be necessary to keep the Warrant Agent's records up to date].

         1.3 ISSUANCE OF WARRANT CERTIFICATES. Warrant Certificates evidencing the right to purchase Warrant Securities may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign such Warrant Certificates and shall deliver such Warrant Certificates to or upon the order of the Company.

                                    ARTICLE 2
                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

         2.1 WARRANT PRICE. During the period specified in Section 2.2, each Warrant shall, subject to the terms of this Warrant Agreement and the applicable Warrant Certificate, entitle the holder thereof to purchase the number of Warrant Securities specified in the applicable Warrant Certificate at an initial exercise price of $ __________ per Warrant Security, subject to adjustment upon the occurrence of certain events, as hereinafter provided. Such purchase price per Warrant Security is referred to in this Agreement as the "Warrant Price."

         2.2 DURATION OF WARRANTS. Each Warrant may be exercised in whole or in part at any time, as specified herein, on or after [the date thereof] [_________] and at or before [________] p.m., [City] time, on ________ or such later date as the Company may designate by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent (the "Expiration Date"). Each Warrant not exercised at or before [_______] p.m., [City] time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

         2.3 EXERCISE OF WARRANTS.

                   (a) During the period specified in Section 2.2, the Warrants may be exercised to purchase a whole number of Warrant Securities in registered form by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] the Warrant Price for each Warrant Security with respect to which a Warrant is being exercised to the Warrant Agent at its corporate trust office, provided that such exercise is subject to receipt within five business days of such payment by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised; provided, however, that if, at the date of receipt of such Warrant Certificates and payment in full of the Warrant Price, the transfer books for the Warrant Securities purchasable upon the exercise of such Warrants shall be closed, no such receipt of such Warrant Certificates and no such payment of such Warrant Price shall be effective to constitute the person so designated to be named as the holder of record of such Warrant Securities on such date, but shall be effective to constitute such person as the holder of record of such Warrant Securities for all purposes at the opening of business on the next succeeding day on which the transfer books for the Warrant Securities purchasable upon the exercise of such Warrants shall be opened, and the certificates for the Warrant Securities in respect of which such Warrants are then exercised shall be issuable as of the date on such next succeeding day on which the transfer books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such Warrant Securities. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

                  (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrant Securities with respect to which Warrants were exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants for the remaining Warrant Securities after such exercise, and (iv) such other information as the Company shall reasonably require.

                  (c) As soon as practicable after the exercise of any Warrant, the Company shall issue to or upon the order of the holder of the Warrant Certificate evidencing such Warrant the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing Warrants for the number of Warrant Securities remaining unexercised.

                  (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities, and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                  (e) Prior to the issuance of any Warrants there shall have been reserved, and the Company shall at all times through the Expiration Date keep reserved, out of its authorized but unissued Warrant Securities, a number of shares sufficient to provide for the exercise of the Warrants.

                                    ARTICLE 3
                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

         3.1 NO RIGHTS AS WARRANT SECURITYHOLDER CONFERRED BY WARRANTS OR WARRANT CERTIFICATES. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights, except to the extent expressly set forth in this Agreement or the applicable Warrant Certificate.

         3.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES.
Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and/or indemnity reasonably satisfactory to the Warrant Agent and the Company and, in the case of mutilation, upon surrender of the mutilated Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing Warrants for a like number of Warrant Securities. Upon the issuance of any new Warrant Certificate under this Section 3.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 3.2 in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 3.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         3.3 HOLDER OF WARRANT CERTIFICATE MAY ENFORCE RIGHTS.
Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise the Warrants evidenced by such holder's Warrant Certificate in the manner provided in such holder's Warrant Certificate and in this Agreement.

         3.4 ADJUSTMENTS.

                  (a) In case the Company shall at any time subdivide its outstanding shares of [title of Preferred Stock purchasable through exercise of Warrants] into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Securities purchasable under the Warrants shall be proportionately increased. Conversely, in case the outstanding shares of [title of Preferred Stock purchasable through exercise of Warrants] of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Securities purchasable under the Warrants shall be proportionately decreased.

                  (b) If at any time or from time to time the holders of [title of Preferred Stock purchasable through exercise of Warrants] (or any shares of stock or other securities at the time receivable upon the exercise of the Warrants) shall have received or become entitled to receive, without payment therefore,

                           (i) [title of Preferred Stock purchasable through
                  exercise of Warrants] or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for [title of Preferred Stock purchasable through exercise of Warrants], or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

                           (ii) any cash paid or payable otherwise than in
                  accordance with the terms of [title of Preferred Stock purchasable through exercise of Warrants] or otherwise than as a cash dividend paid or payable out of the Company's current or retained earnings;

                           (iii) any evidence of the Company's indebtedness or
                  rights to subscribe for or purchase the Company's indebtedness; or (iv) [title of Preferred Stock purchasable through exercise of Warrants] or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of [title of Preferred Stock purchasable through exercise of Warrants] issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.4(a) above), then and in each such case, the holder of each Warrant shall, upon the exercise of the Warrant, be entitled to receive, in addition to the number of Warrant Securities receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash and indebtedness (or rights to subscribe for or purchase indebtedness) which such holder would hold on the date of such exercise had he been the holder of record of such Warrant Securities as of the date on which holders of [title of Preferred Stock purchasable through exercise of Warrants] received or became entitled to receive such shares or all other additional stock and other securities and property.

                  (c) In case of (i) any reclassification, capital reorganization, or change in the [title of Preferred Stock purchasable through the exercise of the Warrants] of the Company (other than as a result of a subdivision, combination or stock dividend provided for in
         Section 3.4(a) or Section 3.4(b) above), (ii) share exchange, merger or similar transaction of the Company with or into another person or entity (other than a share exchange, merger or similar transaction in which the Company is the acquiring or surviving corporation and which does not result in any change in the [title of Preferred Stock purchasable through the exercise of the Warrants] other than the issuance of additional shares of [title of Preferred Stock purchasable through the exercise of the Warrants]) or (iii) the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company as an entirety (in any such case, a "REORGANIZATION EVENT"), then, as a condition of such Reorganization Event, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holders of the Warrants, so that the holders of the Warrants shall have the right at any time prior to the expiration of the Warrants to purchase, at a total price equal to that payable upon the exercise of the Warrants, the kind and amount of shares of stock and other securities and property receivable in connection with such Reorganization Event by a holder of the same number of shares of [title of Preferred Stock purchasable through the exercise of the Warrants] as were purchasable by the holders of the Warrants immediately prior to such Reorganization Event. In any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Warrants so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise the Warrants, and appropriate adjustments shall be made to the Warrant Price payable hereunder provided the aggregate purchase price shall remain the same. In the case of any transaction described in clauses (ii) and (iii) above, the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder which heretofore shall not have been signed by the Company, and may execute and deliver securities in its own name, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such Reorganization Event, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

         The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such Reorganization Event complies with the provisions of this Section 3.4.

                  (d) The Company may, at its option, at any time until the Expiration Date, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company for any period not exceeding twenty consecutive days (as evidenced in a resolution adopted by such Board of Directors), but only upon giving the notices required by Section 3.5 at least ten days prior to taking such action.

                  (e) Except as herein otherwise expressly provided, no adjustment in the Warrant Price shall be made by reason of the issuance of any securities of the Company or for any other reason whatsoever.

                  (f) No fractional Warrant Securities shall be issued upon the exercise of Warrants. If more than one Warrant shall be exercised at one time by the same holder, the number of full Warrant Securities which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Securities purchased pursuant to the Warrants so exercised. Instead of any fractional Warrant Security which would otherwise be issuable upon exercise of any Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last sales price (or bid price if there were no sales) per Warrant Security, in either case as reported on the New York Stock Exchange Composite Tape on the business day which next precedes the day of exercise or, if the Warrant Securities are not then listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Warrant Securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or if the Warrant Securities are not then listed or admitted to trading on any national securities exchange or quoted on the National Market System of NASDAQ, the average of the closing high bid and low asked prices in the over-the-counter market, as reported by NASDAQ, or such other system then in use, or if on any such date the Warrant Securities are not quoted by any such organization, an amount equal to the same fraction of the average of the closing bid and asked prices as furnished by any New York Stock Exchange or NASDAQ firm selected from time to time by the Company for that purpose at the close of business on the business day which next precedes the day of exercise.

                  (g) Whenever the Warrant Price then in effect is adjusted as herein provided, the Company shall mail to each holder of the Warrants at such holder's address as it shall appear on the books of the Company a statement setting forth the adjusted Warrant Price then and thereafter effective under the provisions hereof, together with the facts, in reasonable detail, upon which such adjustment is based.

         3.5 NOTICE TO WARRANTHOLDERS. In case the Company shall (a) effect any dividend or distribution described in Section 3.4(b), (b) effect any Reorganization Event, (c) make any distribution on or in respect of the [title of Preferred Stock purchasable through the exercise of the Warrants] in connection with the dissolution, liquidation or winding up of the Company, or
(d) reduce the then current Warrant Price pursuant to Section 3.4(d), then the Company shall mail to each holder of Warrants at such holder's address as it shall appear on the books of the Warrant Agent, at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the record date for such dividend or distribution, or, if a record is not to be taken, the date as of which the holders of record of [title of Preferred Stock purchasable through the exercise of Warrants] that will be entitled to such dividend or distribution are to be determined, (y) the date on which such Reorganization Event, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of [title of Preferred Stock purchasable through the exercise of the Warrants] of record shall be entitled to exchange their shares of [title of Preferred Stock purchasable through the exercise of the Warrants] for securities or other property deliverable upon such Reorganization Event, dissolution, liquidation or winding up, or (z) the first date on which the then current Warrant Price shall be reduced pursuant to
Section 3.4(d). No failure to mail such notice nor any defect therein or in the mailing thereof shall affect any such transaction or any adjustment in the Warrant Price required by Section 3.4.

         3.6 [IF THE WARRANTS ARE SUBJECT TO ACCELERATION BY THE COMPANY, INSERT--ACCELERATION OF WARRANTS BY THE COMPANY.]

                  (a) At any time on or after __________, the Company shall have the right to accelerate any or all Warrants at any time by causing them to expire at the close of business on the day next preceding a specified date (the "ACCELERATION DATE"), if the Market Price (as hereinafter defined) of the [title of Preferred Stock purchasable through the exercise of the Warrants] equals or exceeds ____________ percent ( _______ %)
         of the then effective Warrant Price on any twenty Trading Days (as hereinafter defined) within a period of thirty consecutive Trading Days ending no more than five Trading Days prior to the date on which the Company gives notice to the Warrant Agent of its election to accelerate the Warrants.

                  (b) "Market Price" for each Trading Day shall be, if the [title of Preferred Stock purchasable through the exercise of the Warrants] is listed or admitted for trading on the New York Stock Exchange, the last reported sale price, regular way (or, if no such price is reported, the average of the reported closing bid and asked prices, regular way) of [title of Preferred Stock purchasable through the exercise of the Warrants], in either case as reported on the New York Stock Exchange Composite Tape or, if the [title of Preferred Stock purchasable through the exercise of the Warrants] is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the [title of Preferred Stock purchasable through the exercise of the Warrants] is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of NASDAQ or, if not listed or admitted to trading on any national securities exchange or quoted on the National Market System of NASDAQ, the average of the closing high bid and low asked prices in the over-the-counter market, as reported by NASDAQ, or such other system then in use, or if on any such date the shares of [title of Preferred Stock purchasable through the exercise of the Warrants] are not quoted by any such organization, the average of the closing bid and asked prices as furnished by any New York Stock Exchange or NASDAQ firm selected from time to time by the Company for that purpose. "Trading Day" shall be each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the [title of Preferred Stock purchasable through the exercise of the Warrants], as determined by the Board of Directors of the Company.

                  (c) In the event of an acceleration of less than all of the Warrants, the Warrant Agent shall select the Warrants to be accelerated by lot, pro rata or in such other manner as it deems, in its discretion, to be fair and appropriate.

                  (d) Notice of an acceleration specifying the Acceleration Date shall be sent by mail first class, postage prepaid, to each registered holder of a Warrant Certificate representing a Warrant accelerated at such holder's address appearing on the books of the Warrant Agent not more than sixty days nor less than thirty days before the Acceleration Date. Such notice of an acceleration also shall be given no more than twenty days, and no less than ten days, prior to the mailing of notice to registered holders of Warrants pursuant to this Section 3.6, by publication at least once in a newspaper of general circulation in the City of New York.

                  (e) Any Warrant accelerated may be exercised until [________] p.m., [City] time, on the business day next preceding the Acceleration Date. The Warrant Price shall be payable as provided in Section 2.]

                                    ARTICLE 4
                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

         4.1 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. [If Other
Securities with Warrants which are immediately detachable--Upon] [If Other Securities with Warrants which are not immediately detachable--Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Other Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Other Security. Prior to any Detachable Date, each transfer of the Other Security shall operate also to transfer the related Warrant Certificates. After the Detachable Date, upon] surrender at the corporate trust office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence Warrants for the same aggregate number of Warrant Securities as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a Warrant for a fraction of a Warrant Security or a number of Warrants for a whole number of Warrant Securities and a fraction of a Warrant Security. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Warrant Certificate surrendered for such exchange or registration of transfer.

         4.2 TREATMENT OF HOLDERS OF WARRANT CERTIFICATES. [If Other Securities and Warrants are not immediately detachable--Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of the Other Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date and prior to due presentment of a Warrant Certificate for registration of transfer, the] [T]he Company, the Warrant Agent and all other persons may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

         4.3 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange therefor or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

                                    ARTICLE 5
                          CONCERNING THE WARRANT AGENT

         5.1 WARRANT AGENT. The Company hereby appoints ___________as
Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and ____________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         5.2 CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                  (a) COMPENSATION AND INDEMNIFICATION. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred without negligence, bad faith or willful misconduct by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, including the reasonable costs and expenses of defending against any claim of such liability.

                  (b) AGENT FOR THE COMPANY. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                  (c) COUNSEL. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                  (d) DOCUMENTS. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (e) CERTAIN TRANSACTIONS. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

                  (f) NO LIABILITY FOR INTEREST. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                  (g) NO LIABILITY FOR INVALIDITY. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

                  (h) NO RESPONSIBILITY FOR REPRESENTATIONS. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                           (i) NO IMPLIED OBLIGATIONS. The Warrant Agent shall
                  be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

         5.3 RESIGNATION, REMOVAL AND APPOINTMENT OF SUCCESSOR.

                  (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                  (b) The Warrant Agent may at any time resign as agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the intended date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under
         Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                  (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                  (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                  (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 AMENDMENT. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not materially adversely affect the interests of the holders of the Warrant Certificates.

         6.2 NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         6.3 ADDRESSES. Any communication from the Company to the Warrant
Agent with respect to this Agreement shall be addressed to ____________,
Attention: _____________ and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to RemedyTemp, Inc., 101 Enterprise, Aliso Viejo, California 92656, Attention: Investor Relations (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

         6.4 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

         6.5 DELIVERY OF PROSPECTUS. The Company shall furnish to the
Warrant Agent sufficient copies of a prospectus meeting the requirements of the Securities Act of 1933, as amended, relating to the Warrant Securities deliverable upon exercise of the Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus.

         The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

         6.6 OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities act filings under United States Federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

         6.7 PERSONS HAVING RIGHTS UNDER WARRANT AGREEMENT. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

         6.8 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         6.10 INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                        REMEDYTEMP, INC.

                                        By
                                            ------------------------------------

                                        Its
                                             -----------------------------------

Attest:

-------------------------

                                        ----------------------------------------
                                        Warrant Agent

                                        By
                                           -------------------------------------

                                        Its
                                            ------------------------------------
Attest:

-----------------------------

[SIGNATURE PAGE TO PREFERRED STOCK WARRANT AGREEMENT]

                                    EXHIBIT A
                           FORM OF WARRANT CERTIFICATE

                          [FACE OF WARRANT CERTIFICATE]

[Form if Warrants are attached to          Prior to _________, this Warrant
Other Securities and are not               Certificate cannot be transferred or
immediately detachable.                    exchanged unless attached to a [Title
                                           of Other Securities].]

[Form of Legend if Warrants are not        Prior to __________, Warrants
exercisable.                               immediately evidenced by this
                                           Warrant Certificate cannot be
                                           exercised.]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

                            AGENT AS PROVIDED HEREIN

               VOID AFTER [________] P.M., [CITY] TIME, ON     ,

                                REMEDYTEMP, INC.

                        WARRANT CERTIFICATE REPRESENTING

                              WARRANTS TO PURCHASE

                         [TITLE OF WARRANT SECURITIES]

No. __________ Warrants

         This certifies that ______________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner [if Warrants are attached to Other Securities and are not immediately detachable--, subject to the registered owner qualifying as a "Holder" of this Warrant Certificate, as hereinafter defined),] to purchase, at any time [after [_________] p.m., [City] time, on __________ and] on or before [________] p.m., [City] time, on ___________, _______ shares of [Title of
Warrant Securities] (the "WARRANT SECURITIES"), of RemedyTemp, Inc. (the "COMPANY") on the following basis: during the period from ___________, through and including ___________, the exercise price per Warrant Security will be $ ___________, subject to adjustment as provided in the Warrant Agreement (as hereinafter defined) (the "WARRANT PRICE"). The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], the Warrant Price for each Warrant Security with respect to which this Warrant is exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "WARRANT AGENT"), which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

         The term "HOLDER" as used herein shall mean [if Warrants are attached to Other Securities and are not immediately detachable--prior to ___________, ______ (the "DETACHABLE DATE"), the registered owner of the Company's [title of Other Securities]to which this Warrant Certificate was initially attached, and after such Detachable Date,] the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4 of the Warrant Agreement.

         The Warrants evidenced by this Warrant Certificate may be exercised to purchase a whole number of Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing Warrants for the number of Warrant Securities remaining unexercised.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ___________, ______ (the "WARRANT AGREEMENT"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

         [If Warrants are attached to Other Securities and are not immediately detachable--Prior to the Detachable Date, this Warrant Certificate may be exchanged or transferred only together with the [Title of Other Securities] (the "OTHER SECURITIES") to which this Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with, an exchange or transfer of such Other Security. Additionally, on or prior to the Detachable Date, each transfer of such Other Security on the register of the Other Securities shall operate also to transfer this Warrant Certificate. After such date, transfer of this] [If Warrants are attached to Other Securities and are immediately detachable--Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or such owner's assigns, in the manner and subject to the limitations provided in the Warrant Agreement.

         [If Other Securities with Warrants which are not immediately detachable--Except as provided in the immediately preceding paragraph, after] [If Other Securities with Warrants which are immediately detachable or Warrants alone--After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing Warrants for the same aggregate number of Warrant Securities.

         This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities (except to the extent set forth in the Warrant Agreement) or to exercise any voting rights.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.



Dated:                                   REMEDYTEMP, INC.
       -----------------------------
                                         By
                                            ------------------------------------
                                         Its
                                             -----------------------------------

Attest:

-------------------------------

Countersigned:

-------------------------------

As Warrant Agent

By:
    ---------------------------
        Authorized Signature

                        [REVERSE OF WARRANT CERTIFICATE]

                     (Instructions for Exercise of Warrant)

         To exercise any Warrants evidenced hereby for Warrant Securities (as hereinafter defined), the Holder must pay, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], the Warrant Price in full for Warrants exercised, to [Warrant Agent] [address of Warrant Agent], Attn: ___________, which payment must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth above. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

                   (To be executed upon exercise of Warrants)

         The undersigned hereby irrevocably elects to exercise ___________Warrants, evidenced by this Warrant Certificate, to purchase
___________ shares of the [Title of Warrant Securities] (the "WARRANT SECURITIES"), of RemedyTemp, Inc. and represents that he has tendered payment for such Warrant Securities, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], to the order of RemedyTemp, Inc., c/o [insert name and address of Warrant Agent], in the amount of $ ___________ in accordance with the terms hereof. The undersigned requests that said Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

         If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate evidencing the Warrants for the number of Warrant Securities remaining unexercised be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:
       ------------------------------
Name
     --------------------------------
             (Please Print)

Address
        --------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

Signature Guaranteed
                     ------------------------------------------------
Signature
          --------------------------------------
(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchange)

This Warrant may be exercised at the following addresses:

By hand at
           -----------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

By mail at
           -----------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

[Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing Warrants for the number of Warrant Securities remaining unexercised--complete as appropriate.]

                                   ASSIGNMENT

                      [Form of assignment to be executed if

                   Warrant Holder desires to transfer Warrant)

    FOR VALUE RECEIVED, ___________ hereby sells, assigns and transfers unto:

--------------------------------------

--------------------------------------

--------------------------------------        ----------------------------------
(Please print name and address                Please insert Social Security or
including zip code)                           other identifying number

      the right represented by the within Warrant to purchase ___________ shares of [Title of Warrant Securities] of RemedyTemp, Inc. to which the within Warrant relates and appoints ______________________ attorney to transfer such right on the books of the Warrant Agent with full power of substitution in the premises.

Dated
      ---------------------------------   --------------------------------------
                                          Signature

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the
                                          Warrant)

Signature Guaranteed



-----------------------------


                                       1